 Exhibit 10.1

SENSIENT TECHNOLOGIES CORPORATION (a Wisconsin Corporation) 2017 Stock Plan RESTRICTED STOCK AGREEMENT

Grantee:
Grantee’s Address:
Grant Date:
Number of Shares:
Period of Restriction:

Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and the above-named Grantee hereby agree as follows:

1.          Grant of Restricted Stock. Provided that Grantee continues employment with the Company or its subsidiary for the periods herein defined, and in consideration of the Grantee having entered into a Confidentiality and IP Protection Agreement (or an agreement of similar purpose and effect, however titled) prior to or contemporaneous with this Agreement, the Company grants to the Grantee the number of shares of common stock, par value $0.10 per share, of the Company stated above (the “Restricted Stock”) upon the terms and conditions set forth herein.

2.          Plan; Defined Terms. This grant of Restricted Stock is made pursuant to the Company’s 2017 Stock Plan (the “Plan”) and is subject to each and all of the provisions of the Plan. A copy of the Plan is attached to this Agreement and is made a part hereof. All capitalized terms used in this Agreement, including the terms set forth in the table above, have the meanings assigned to them in this Agreement. Any capitalized terms that are not defined in this Agreement are defined in the Plan. Certain other terms used in this Agreement are also defined herein.

3.          Period of Restriction. The Period of Restriction shall be as stated above.

4.          Restrictions. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated during the Period of Restriction except as provided in the Plan.  The Restricted Stock shall become immediately vested upon the termination of the Period of Restriction and all such restrictions shall lapse.

5.          Acquisition for Investment. The Grantee represents that he or she is acquiring the shares of Restricted Stock for investment purposes only and not with a view toward the redistribution, resale, or other disposition thereof.

6.          Termination of Employment.

(a)          In the event that the Grantee terminates his or her employment with the Company because of normal retirement (under the terms of the Company’s Employee Stock Ownership Plan (“ESOP”) in effect on the date of such termination of employment (or on the date the ESOP is terminated if not then in effect)), the Period of Restriction with respect to any shares of Restricted Stock held by the Grantee shall automatically terminate and (except as otherwise provided in the Plan) such shares shall thereafter be free of restrictions and freely transferable.

(b)          In the event that the Grantee terminates his or her employment with the Company because of “early retirement” (under the terms of the ESOP in effect on the date of such termination of employment (or on the date the ESOP is terminated if not then in effect)) the Committee may, in its sole discretion, waive the Period of Restriction and/or add such new restrictions to the Restricted Stock as it deems appropriate.

(c)          In the event the Grantee terminates his or her employment with the Company because of death or Disability during the Period of Restriction, the Period of Restriction shall terminate automatically with respect to that number of shares of Restricted Stock (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted multiplied by the number of full months which have elapsed since the Grant Date divided by the maximum number of full months of the Period of Restriction. All remaining shares of Restricted Stock shall be forfeited; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on all such remaining shares. “Disability” means the permanent and total inability, by reason of physical or mental infirmity, or both, of the Grantee to perform the work customarily assigned to him or her by the Company. The determination of the existence or nonexistence of a Disability shall be made by the Committee based on satisfactory medical evidence.

(d)          In the event the employment of the Grantee with the Company is terminated by any reason other than death, Disability, normal retirement, or early retirement prior to the expiration of the Period of Restriction, then the Restricted Stock shall be automatically forfeited by the Grantee.

7.          Forfeiture of Restricted Stock and Repayment of Restricted Stock Value.

(a)          If, at any time after the Grant Date, the Grantee engages in any act in violation of any agreement between Grantee and the Company (whether executed prior to, simultaneous with, or after the date of this Agreement) having the effect or purpose of prohibiting or restricting all or any of (A) the disclosure by Grantee of confidential information obtained from the Company or any subsidiary; (B) activities by the Grantee in competition with the Company or any subsidiary; or (C) solicitation by the Grantee of customers of the Company or any subsidiary in competition with the Company or any subsidiary (including, without limitation, any agreement entitled “Confidentiality and IP Protection Agreement”), or any amendment thereto or extension thereof or successor or replacement agreement, then notwithstanding any other terms of this Grant:

(i)          If the Period of Restriction has not then expired, the Restricted Stock shall automatically be forfeited by the Grantee; and

(ii)          If the Period of Restriction expired prior to the termination date of the agreement referred to in the introductory portion of this subparagraph (a), the Grantee shall be obligated to pay to the Company the Restricted Stock Value. “Restricted Stock Value” shall mean the total market value of the shares of Restricted Stock as determined based upon the closing price of the Company’s common stock on the New York Stock Exchange on the expiration date of the Period of Restriction.

(b)          Notwithstanding the foregoing, this Section 7 shall immediately become null and void and of no further force and effect upon the occurrence of a Change of Control.

8.          Tax Withholding.  The Grantee may by written election, elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with the lapse of restrictions on Restricted Stock, by electing to (a) have the Company withhold shares of common stock to be issued in connection with such benefit provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations for the Grantee (“Minimum Obligations”) associated with the transaction, (b) have the Company withhold up to 50% of the shares of common stock to be issued in connection with such benefit provided that the Grantee can demonstrate that the Grantee holds previously owned shares of common stock (“Previous Shares”) equal to the difference between the amount withheld and the Minimum Obligations, (c) deliver up to 50% of other previously owned shares of common stock, having a Fair Market Value equal to the amount to be withheld provided that the shares have been held by the Grantee for a minimum of six months, or (d) pay the withholding amount in cash. The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of common stock remaining after payment of the withholding taxes shall be paid to the Grantee in cash.

9.          Rights as Shareholder. Grantee shall have only such rights as a shareholder with respect to any shares of Restricted Stock subject to this Grant as are provided in Sections 7.5 and 7.6 of the Plan.

10.          No Right to Continued Employment. This Grant shall not confer upon Grantee any right or obligation with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of the Company or the Grantee to terminate Grantee’s employment at any time.

11.          Nature of Grant; No Entitlement; No Claim for Compensation. By entering into this Agreement and accepting this grant of Restricted Stock, the Grantee acknowledges the following:

(a)          The Plan is established voluntarily by the Company; it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time. This grant of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards, if any, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company.

(b)          This grant of Restricted Stock is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company and which is outside the scope of the Grantee’s employment contract, if any.  This grant of Restricted Stock is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Grantee will have no entitlement to compensation or damages as a consequence of the forfeiture of any unvested portion of this grant of Restricted Stock as a result of the termination of Grantee’s employment by the Company for any reason.  The future value of the underlying shares of common stock is unknown and cannot be predicted with certainty.  In the event of termination of the Grantee’s employment (whether or not in breach of contract or local labor laws and whether or not later found invalid) under Section 5(d) hereof, the Grantee’s right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date of the voluntary or involuntary termination of active employment.  The Company shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of this grant of Restricted Stock.

(c)          The Grantee’s participation in the Plan is voluntary and discretionary.  Acceptance of this grant of Restricted Stock is not a condition of continued employment with the Grantee’s employer.  In the event that the Grantee’s employer is not the Company, the grant of Restricted Stock will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of Restricted Stock will not be interpreted to form an employment contract with the Grantee’s employer or any subsidiary.

(d)          In consideration of this grant of Restricted Stock, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock or diminution in value of this grant of Restricted Stock or any of the shares of common stock issuable under this Grant from termination of the Grantee’s employment by the Company or the Grantee’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws and whether or not later found invalid), and the Grantee irrevocably releases the Company and its parent and subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

12.          Designation of Beneficiary. The person designated by the Grantee as his or her beneficiary or any successor designated by the Grantee in accordance herewith (the “Beneficiary”) shall be entitled to the Restricted Stock as to which the Period of Restriction has not expired, subject to Section 6(c) hereof, after the death of the Grantee. The Grantee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Grantee’s death, or if no designated Beneficiary survives the Grantee, or if such designation conflicts with law, the Grantee’s estate acting through his or her legal representative, shall be entitled to the Restricted Stock as to which the Period of Restriction has not expired, subject to Section 6(c) hereof, after the death of the Grantee.

13.          Powers of the Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company’s common stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

14.          No Tax Gross-Up.  Grantee shall not be entitled to any tax gross-up as a result of the lapse of restrictions under this Agreement.

15.          Interpretation by Committee. As a condition of the granting of the Restricted Stock, the Grantee agrees, for himself and his legal representatives or guardians, successors and assigns, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

16.          Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement, in duplicate, as of the date of grant shown above.

SENSIENT TECHNOLOGIES CORPORATION

By:
VP, Human Resources and Senior Counsel

Grantee